UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2006

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10253	41-1591444
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693

(Address of principal executive offices)

(612) 661-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On January 23, 2006, an independent sub-committee of the Compensation Committee of the Board of Directors approved an award of a total of 477,500 shares (the “Year 2006 Executive Stock Awards”) to a total of thirteen executives of TCF Financial, TCF National Bank, and its leasing company affiliates, including individual awards as follows:  Lynn A. Nagorske, Chief Executive Officer – 80,000 shares; Neil W. Brown, President and Chief Financial Officer – 55,000 shares; Barry N. Winslow, Chief Operating Officer – 55,000 shares;  Gregory J. Pulles, General Counsel – 50,000 shares and Timothy P. Bailey, President and Chief Executive Officer of TCF National Bank – 45,000 shares.    The shares awarded are performance-based, within the meaning of Internal Revenue Code section 162(m) and were awarded under the TCF Incentive Stock Program, a plan which has been approved by TCF shareholders.  Vesting of the Year 2006 Executive Stock Awards is contingent upon TCF Financial’s achievement of certain goals with respect to growth in earnings per share (“EPS”) during each of the fiscal years 2006-08, with vesting of any shares earned under those goals delayed until January 31, 2011 (except in the case of death or disability).  The form of stock award agreement entered into in connection with these Awards is attached hereto as Exhibit 10(b)-4 and incorporated herein by reference.

The TCF Financial Corporation 2006 Management Incentive Plan – Executive was adopted January 23, 2006 and a copy of this plan is attached hereto as Exhibit 10(o) and incorporated herein by reference.  This form of agreement was approved for execution with Mr. Nagorske, Mr. Brown, Mr. Winslow, Mr. Pulles and Mr. Bailey and certain other executive officers of TCF Financial.

Item 9.01 Financial Statements and Exhibits.

(c)          Exhibits.

Exhibit No.	Description

10(b)-4	Form of Year 2006 Executive Stock Grant Award Agreement dated January 23, 2006

10(o)	Form of 2006 Management Incentive Plan – Executive Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ Lynn A. Nagorske
Lynn A. Nagorske, Chief Executive Officer and Director

/s/ Neil W. Brown
Neil W. Brown, President and Chief Financial Officer (Principal Financial Officer)

/s/ David M. Stautz
David M. Stautz, Senior Vice President, Controller and Assistant Treasurer (Principal Accounting Officer)

Dated:   January 25, 2006

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